Boustead Nucleus Sdn. Bhd. 197401003136
The Bousteador, No. 10,
Jalan PJU 7/6, Mutiara Damansara,
47800, Petaling Jaya,
Selangor.

T. +603 7625 6399
www.mutiaraspaces.com.my

Our Ref : AF/TB/KESB/108/24
Date : 29 August 2024

KE Sdn Bhd
Lot 2-3, Incubator 3
Technology Park Malaysia
Bukit Jalil, 57000
Kuala Lumpur

Attn: Ms Chaferine Liew Shueh Chin

Dear Sirs,

PROPOSED TENANCY OF LEVEL 8 OFFICE TOWER, THE BOUSTEADOR, MUTIARA DAMANSARA
LANDLORD : BOUSTEAD NUCLEUS SDN BHD
TENANT : KE SDN BHD
PREMISES : OFFICE TOWER, LEVEL 8 UNIT 8-01 (1,604 SQ.FT.), 8-02 (1,593 SQ.FT.), 8-03 (1,604 SQ.FT.)

We refer to the above matter.

We are pleased to offer tenancy for the Demised Premises to you on an "as-is-where-is" basis, based on the following terms and conditions:-

1. Tenant : KE Sdn Bhd

   Please state the name of the Company and to provide the Company's forms 24, 44, 49 & M&A. Additional security deposit for new set up company, foreign company or company with paid up capital less than 12 months of the rental will be determined on a case-to-case basis, subject to a minimum of six (6) months Gross Rental.

2. Subject Premises : Office Tower
   Level 8

Unit 8-01	:	1,604 sq.ft.
Unit 8-02	:	1,593 sq.ft.
Unit 8-03	:	1,604 sq.ft.
TOTAL	**:**	**4,801 sq.ft.**

   The Bousteador
   No. 10, Jalan PJU 7/6, Mutiara Damansara, 47800 Petaling Jaya, Selangor

   For the purpose of identification, the room is outlined in Red on the floor plan enclosed herewith as per **Appendix 1**.

   The area will be subject to final measurement according to Guidelines of the Institute of Surveyors Malaysia.

PROPOSED TENANCY OF LEVEL 8 OFFICE TOWER, THE BOUSTEADOR, MUTIARA DAMANSARA
LANDLORD : BOUSTEAD NUCLEUS SDN BHD
TENANT : KE SDN BHD
PREMISES : OFFICE TOWER, LEVEL 8 UNIT 8-01 (1,604 SQ.FT.), 8-02 (1,593 SQ.FT.), 8-03 (1,604 SQ.FT.)

3.	Total Lettable Area	:	**4,801 sq. ft.** subject to final measurement If the Landlord and the Tenant cannot agree on the Lettable Area of the Demised Premises after the joint inspection, then the Landlord and the Tenant shall jointly appoint a qualified surveyor ("the surveyor") to carry out the final measurement of the Demised Premises and the cost of such Surveyor shall be paid by the Tenant. In carrying out the final measurement, the Surveyor shall be acting as an expert and not as an arbitrator and any decision of the Surveyor shall be final, conclusive and binding upon all Parties.
4.	Purpose	:	Strictly for office use only
5.	Rental for Initial Tenancy Term	:	RM5.50 per sq. ft. @ RM26,405.50 (inclusive of service charges) for office space only. (Any tax imposed by the Government will be added and payable by Tenant. If the Rental is subject to such taxes imposed by the Government of Malaysia, the Landlord shall issue an invoice or tax invoice in accordance with the applicable laws and regulations). The rent is to be paid in advance not later than the seventh day of each month and based on the net lettable area & inclusive of service charge. However, in the event if the Tenant is operating 24 hours and if there are any additional services after office hours required by the Tenant there will be additional charges.
6.	Tenancy Period	:	**<u>Term</u>** Three (3) years @ RM5.50 per sq. ft. **<u>First Term</u>** Tenant has the option to renew for a further term of 3-year after the expiry of the Initial Tenancy Term at a rent to be mutually agreed upon between both parties and shall be based on the prevailing market rental rate applicable to the comparable grade Building within the vicinity of Building subject to a maximum increase of 15% over the last preceding term. The Tenant shall give written notice of such desire to renew the tenancy not less than six (6) months before the expiration of the current tenancy.
7.	Commencement Date of Tenancy	:	1 November 2024
8.	Handover Date	:	**1 November 2024** or a date to be mutually agreed upon between both parties The premises will be handed over once the Tenancy Agreement is signed and the relevant deposits are paid.

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PROPOSED TENANCY OF LEVEL 8 OFFICE TOWER, THE BOUSTEADOR, MUTIARA DAMANSARA
LANDLORD : BOUSTEAD NUCLEUS SDN BHD
TENANT : KE SDN BHD
PREMISES : OFFICE TOWER, LEVEL 8 UNIT 8-01 (1,604 SQ.FT.), 8-02 (1,593 SQ.FT.), 8-03 (1,604 SQ.FT.)

9. Fit Out Plans

The Tenant must submit to the Landlord soonest possible a complete set of the fit-out/renovation proposal, Architectural drawings and Mechanical & Electrical /Civil Structural Drawings for Landlord's and the Building's Consultants' including GBI and MSC Consultants comments/approval. Any upgrading works is to be solely borne by the Tenant.

The building is an MSC Malaysia Cybercentre and Green Building Index (Gold) and all renovation works must comply with GBI requirement.

The Tenant is to submit a copy of the Authorities' approved plans to the Building Management upon completion of the fit-out works for record purposes.

In the event of any structural changes, the Tenant must appoint the building's structural engineer ("Structural Engineer") and the decision of the Structural Engineer is conclusive. Any cost including changes to be solely borne by the Tenant and they will be required to reinstate the premises to its original condition.

10. Deposits

i)	Earnest Deposit	:	RM26,405.50 equivalent to one (1) month's rental, payable upon acceptance of the Letter of Offer. It is non-refundable and shall be treated as payment of the 1st month's rent. (Any tax imposed by the Government on the rent shall be added and payable by the Tenant.)
ii)	Security Deposit	:	RM79,216.50 equivalent to three (3) months' rental payable upon execution of the Tenancy Agreement together with other deposits from item (iii) to item (ix).
iii)	Utility Deposit	:	RM0.50 per sq. ft @ RM2,400.50
iv)	Mail Box Deposit	:	RM300.00 per mail box
v)	Car Park Deposit	:	Equivalent to one (1) month's parking charges
vi)	Car Park Season Pass Card	:	One off payment of RM25.00 per card
vii)	Security Access Card	:	One off payment of RM10.00 per card
viii)	Fit Out Deposit	:	Equivalent to one (1) month's rental @ RM26,405.50
ix)	Restoration Deposit	:	Equivalent to one (1) month's rental @ RM26,405.50

PROPOSED TENANCY OF LEVEL 1 OFFICE TOWER, THE BOUSTEADOR, MUTIARA DAMANSARA
LANDLORD : BOUSTEAD NUCLEUS SDN BHD
TENANT : KE SDN BHD
PREMISES : OFFICE TOWER, LEVEL 8 UNIT 8-01 (1,604 SQ.FT.), 8-02 (1,593 SQ.FT.), 8-03 (1,604 SQ.FT.)

11. Car Parking Bays and Operating Hours : The Landlord's allocation for parking is as follows:

Reserved : one (1) bay @ RM250.00 per bay per month
"Floating" : six (6) bays @ RM180 .00 per bay per month

The parking charges including 6% SST.

The parking charges are subject to any other taxes imposed by the Government at the specified rate. Parking bays designated as a "floating" bay shall NOT be reserved exclusively for the use of the Tenant and/or the Tenant's servants and the season pass holders shall park at any non-reserved bay on a "first-come-first served" basis.

Car Park operating hours at are as follows:-
Weekdays : 7.30 a.m. to 9.00 p.m.
Saturday : 7.30 a.m. to 4.00 p.m.
Sunday & Public Holidays : Closed

Note:
If user access the car park before 9.00pm on weekdays or before 4.00pm on Saturdays, they can exit the car park at anytime.

12. Air-Conditioning Hours : Monday to Friday - 8.00 a.m. to 6.00 p.m.
Saturday - 8.00 a.m. to 2.00 p.m.
Sunday & Public Holidays – Closed

The air-conditioning charges outside the above-mentioned hours is subject to a charge of :

<u>Option 1 (using Landlord's air conditioning system)</u>
Air-conditioning charges after office hours
(Rate per floor per hour)

Weekday : RM90.00 per hour
Weekend & Public Holiday : RM120.00 per hour

<u>Option 2 (Tenant to install own fan coil unit)</u>
The chilled water rate per RT/H is RM0.50. However, it is limited to one (1) unit of 1.5hp only.

Note:
i) If any of the Tenants want to differ the above timing, please notify the Landlord for further discussion.
ii) The rate for the extra air-conditioning charges is subject to review at the Landlord's absolute discretion and shall be applicable upon written notice from the Landlord to the Tenant

PROPOSED TENANCY OF LEVEL 8 OFFICE TOWER, THE BOUSTEADOR, MUTIARA DAMANSARA
LANDLORD : BOUSTEAD NUCLEUS SDN BHD
TENANT : KE SDN BHD
PREMISES : OFFICE TOWER, LEVEL 8 UNIT 8-01 (1,604 SQ.FT.), 8-02 (1,593 SQ.FT.), 8-03 (1,604 SQ.FT.)

13.	Reinstatement	:	The Tenant agrees to take the Subject Premises on "as-where-it-is" basis and will be required to reinstate the Subject Premises to its original state and condition, at its own costs at the expiry of the Tenancy period.
14.	Legal Cost and Stamp Duty	:	The legal fees incurred in the preparation of the Tenancy Agreement shall be borne by the Tenant. Stamp Duty and the Landlord's solicitors' disbursement for searches and confirmation and related expenses shall be borne by the Tenant.
15.	Statutory Documents to Be Provided to the Landlord (for locally Incorporated companies)		Certified true copies (CTC) of: i) Form 24, 44 & 49 ii) Memorandum and Articles of Association. iii) The Board of Directors' Resolution authorising the company to take up the tenancy of the Demised Premises.
16.	Signage	:	i. Tenant is entitled to a one-line space on the Tenant's Electronic Directory Board at the Main Entrance lobby of the Office Tower ii. The Tenant will be allowed to erect their name sign in the pylon signage subject to Landlord's approval of the locations, size and design. All costs will be borne solely by the Tenant including the Budling's Consultant's fee (if applicable). A monthly rental will be chargeable.
17.	Confidentiality	:	The Terms and Conditions of this proposal are confidential and must not be disclosed to any other party unless in accordance with the law. The Tenant shall procure that your solicitors and consultants undertake this obligation of confidentiality and shall not in any future dealings whatsoever with the Landlord, cite the terms and conditions as a precedent.
18.	Power supply		To be discussed with the Landlord if required. Any upgrading works is to be solely borne by the Tenant.
19.	Utility and Other Charges	:	The Tenant shall apply and fully pay to the appropriate Authorities and/or service provider all charges and deposits for electricity, water, refuse collection, telephone, facsimile, Astro and other telecommunication charges imposed by such authorities and/or service providers.

PROPOSED TENANCY OF LEVEL 8 OFFICE TOWER, THE BOUSTEADOR, MUTIARA DAMANSARA
LANDLORD : BOUSTEAD NUCLEUS SDN BHD
TENANT : KE SDN BHD
PREMISES : OFFICE TOWER, LEVEL 8 UNIT 8-01 (1,604 SQ.FT.), 8-02 (1,593 SQ.FT.), 8-03 (1,604 SQ.FT.)

20.	Approvals and Licenses	:	The Tenant shall apply for, obtain and maintain and/or cause to be applied, obtained and maintained at the Tenant's own cost and expense all licenses, permits approvals, registration and other consents required by the Appropriate Authority for the carrying on or conduct of the Tenant's Trade under the Tenant's Trade Name in the Demised Premises (including without limitation all license permits approval and consents required for the preproduction, display and/or airing of audio and/or video materials) and shall submit to the Landlord a copy thereof before operating in the Demised Premises.
21.	Fit-Out Works	:	Landlord's architect, consultant and contractor may charge vetting fees subject to design and renovation plans especially if it involves the structure of the buildings. The vetting by consultant is to ensure that amongst others the structure of the building is intact and the design complies with GBI requirements
22.	Tenancy Agreement	:	Tenancy Agreement will be drawn up by the Landlord
23.	Indemnity	:	The Tenant agrees to indemnify and keep indemnified the Landlord against all claims, demands, suits, proceedings, loans, costs, expenses, penalties or damages which are brought, claimed, issued or assessed against the Landlord or any property of the Landlord or payable or suffered by the Landlord as a result of a breach of the Tenancy Agreement.

PROPOSED TENANCY OF LEVEL 8 OFFICE TOWER, THE BOUSTEADOR, MUTIARA DAMANSARA

LANDLORD	:	**BOUSTEAD NUCLEUS SDN BHD**
TENANT	:	**KE SDN BHD**
PREMISES	:	**OFFICE TOWER, LEVEL 8 UNIT 8-01 (1,604 SQ.FT.), 8-02 (1,593 SQ.FT.), 8-03 (1,604 SQ.FT.)**

Kindly confirm acceptance of the above terms and conditions by signing and returning the duplicate copy hereof by or before 9 September 2024 together with cheque for the amount of **RM26,405.50 (Ringgit Malaysia: Twenty Six Thousand Four Hundred Five and Cent Fifty Only)** made in favour of **BOUSTEAD NUCLEUS SDN BHD** being the Earnest Deposit of one (1) month's Monthly Rental, as mentioned under Clause 10 (i).

Alternatively, you may pay the Earnest Deposit by way of online transfer to the following account number and provide us the payment slip for record purposes.

Account Name: BOUSTEAD NUCLEUS SDN BHD
Bank Name: MAYBANK ISLAMIC BERHAD
Account Type: CURRENT ACCOUNT-i
Account Number: 562768434800
Bank Code: MBBEMYKL

Thank you.

Yours faithfully
for and on behalf of
BOUSTEAD NUCLEUS SDN BHD

AHMAD FAIZAL ABD JAMIL
Property Manager

Cc : Encik Jazmi Kamarudin, Chief Operations Officer (Property Management)
Ms. Christina Martin, Head of Centralised Leasing

ACCEPTANCE

We, **KE SDN BHD** confirm acceptance of the Letter of Offer and are pleased to enclose herewith a cheque no.: ____ ______________________________ for the sum of RM26,405.50 as earnest deposit.

FOR AND ON BEHALF OF KE SDN BHD

____

Authorised Signatory :
Designation : DEPUTY CEO
Date : 5 SEPT 24
Company Chop :

KE SDN. BHD.
199001001889
(193451-W)

APPENDIX 1

(Floor Plan)

BUILDING FLOOR LAYOUT

8TH FLOOR (MULTI TENANT)



TERRACE
OFFICE 1
149sq.m/ 1,604 sq.ft
OFFICE 2
148sq.m/ 1,593 sq.ft
OFFICE 3
149 sq.m/ 1,604 sq.ft
CORRIDOR
AHU
LIFT LOBBY 1
FIRE LIFT LOBBY
AHU
CCR
ELEC
TERRACE
26 sq.m. /
280 sq.ft.
OFFICE 4
419 sq.m/ 4,510 sq.ft